Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2017, relating to the combined financial statements of Liberty Oilfield Services LLC, Predecessor appearing in Registration Statement No. 333-216050 of Liberty Oilfield Services Inc. on Form S-1.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

January 18, 2018